Exhibit 10.3

Exclusive Consulting and Service Agreement

This Exclusive Consulting and Service Agreement (hereinafter referred to as "this Agreement") is signed by the following parties (hereinafter referred to as "both parties to the Agreement") on May 15, 2019 in Beijing, China:

Party A: Beijing Hongtao Management Consulting Co., Ltd.

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Party B: Beijing Luji Technology Co., Ltd.

Address: Room 1206, 11th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing

In view of:

1. Party A is a wholly foreign-owned enterprise legally established and validly existing in the territory of the People's Republic of China with consulting and services resources;

2. Party B is a limited liability company incorporated in China;

3. Party A agrees to provide consultation and related services to Party B, and Party B agrees to accept the consultation and services provided by Party A.

Through friendly consultations and on the principle of equality and mutual benefit, both parties reached the following agreements:

1.      Consulting and services: exclusive rights

1.1      During the term of this Agreement, Party A agrees to provide Party B with relevant consulting and service as the exclusive consulting and service provider of Party B in accordance with the terms of this Agreement (see Annex 1 for details).

1.2      Party B agrees to accept the consulting and services provided by Party A during the term of this Agreement. In consideration of the value of the consulting and services provided by Party A and the good cooperation relationship between both parties, Party B further agrees not to accept any third party's consulting and services for the business scope covered by this Agreement during the term of this Agreement, unless obtaining Party A's prior written consent.

1.3      Any rights, titles, interests and intellectual property rights (including but not limited to copyrights, patents, technical secrets, trade secrets and others) arising from the performance of this Agreement, whether developed by Party A or Party B based on Party A's intellectual property rights or Party A based on Party B's intellectual property rights, Party A shall have exclusive rights and interests, and Party B shall not claim any rights, ownership, rights and intellectual property rights to Party A.

However, Party B should ensure that there is no flaw in the intellectual property rights if the development is carried out by Party A based on Party B’s intellectual property rights. Otherwise, Party B shall bear all losses of Party A. If Party A assumes the liability for compensation to any third party, Party A shall have the right to claim all losses to Party B.

1.4      Considering the good cooperation relationship between both parties, Party B promises to obtain consent of Party A if it intends to conduct any business cooperation with other enterprises. Under the same conditions, Party A or its affiliates have the right of priority.

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2.      Calculation and payment of consulting and service fees (hereinafter referred to as “service fees”)

2.1      Both parties agree that Party B shall confirm and pay service fees listed in Annex 2 for each profitable financial quarter.

2.2      If Party B fails to pay the service fee and other fees in accordance with provisions of this Agreement, Party B shall pay Party A an additional penalty of 0.05% for the amount arrears.

2.3      Party A has the right to, at its own expense, assign its employees or certified public accountants in China or other countries (referred to as “Authorized Representatives of Party A”) to verify Party B’s accounts in order to review the calculation method and amount of service fee. To this end, Party B shall provide the authorized representative of Party A with the documents, accounts, records, data required by Party A's authorized representative to audit Party B's accounts and confirm the amount of the service fee. Unless there is a significant error, the service fee shall be the amount confirmed by the authorized representative of Party A.

2.4      Unless otherwise agreed by both parties, the service fee paid by Party B to Party A under this Agreement shall not be deducted or offset (such as bank charges etc.).

2.5      In addition, Party B shall pay Party A the actual expenses incurred in providing consulting and services under this Agreement, including but not limited to various travel expenses, transportation expenses, printing fees and postage.

2.6      Both parties agree that all economic losses caused by the performance of this Agreement shall be jointly borne by both Party A and Party B.

3.      Statement and warranty

3.1      Both parties hereby state and warrant as follows:

3.1.1      Party A is a company legally registered and validly existing in accordance with Chinese law;

3.1.2      Party A fulfills this Agreement within the business scope of the Company; it has acquired necessary company authorizations, consents and approvals from third parties and government departments, and does not violate legal or contractual restrictions that are binding or influential;

3.1.3      Upon signing this Agreement, it is legal, valid, binding and enforceable to Party A.

3.2      Party B hereby states and warrants as follows:

3.2.1      Party B is a company legally registered and validly existing in accordance with Chinese law;

3.2.2      Party B has signed and executed this Agreement within its business scope; it has acquired necessary company authorizations, consents and approvals from third parties and government departments, and does not violate legal or contractual restrictions that are binding or influential;

3.2.3      Upon signing this Agreement, it is legal, valid, binding and enforceable to Party B.

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4.      Confidential clause

4.1      Party A and Party B agree to take all reasonable confidentiality measures to keep confidential of the confidential documents and information (hereinafter referred to as “confidential information”. The provider of the documents and information shall clearly indicate in writing when providing the confidential documents and information.); they may not disclose, give or transfer such confidential information (including the merger of the confidential information recipient with a third party, and directly or indirectly controlled by a third party) to any third party without prior written consents of the confidential information provider. Upon termination of this Agreement, Party A and Party B shall return documents, materials or software containing confidential information to the original owner or provider, or destroy after obtaining consents from the original owner or the provider, including removal of confidential information from relevant memory devices, and shall not continue to use the confidential information. Party A and Party B shall take necessary measures to disclose confidential information only to Party B's staff, agents or professional consultants, and ensure such staff, agents or professional consultants to abide by the confidentiality obligations under this Agreement. Party A and Party B, Party B's staff, agents or professional consultants shall sign a specific confidentiality agreement.

4 .2.      The above restrictions do not apply to:

4.2.1      Information that is available to the public at the time of disclosure;

4.2.2      Information available to the public after disclosure that is not Party A or Party B’s fault;

4.2.3      Party A or Party B may prove that it has obtained information directly or indirectly before disclosure and not from other parties;

4.2.4      Party A or Party B are obliged to disclose to relevant government departments and stock exchanges in accordance with the laws, or Party A or Party B shall disclose the above-mentioned confidential information to its direct legal counsel and financial adviser for its normal business operations.

4.3      Both parties agree that this clause will continue to be effective whether it is modified or terminated.

5.      Compensation

5.1      Except as otherwise provided in this Agreement, if Party B fails to fully perform or suspend its obligations under this Agreement and fails to correct within 30 days after receiving notice from the other party, or its statements and guarantees are untrue, it constitutes a breach of contract.

5.2      If any party to this Agreement violates this Agreement or any representations or warranties, the observant party may notify the defaulting party in writing to correct within ten days after receiving the notice, and take appropriate measures in a timely manner to avoid damage and continue to perform this Agreement. In the event of a damage, the defaulting party shall compensate the observant party to ensure the observant party obtains all interests to be obtained in the performance of the contract.

5.3      In the event of a breach of this Agreement by either party, the defaulting party shall compensate any costs, liabilities or any loss (including but not limited to interest paid or lost due to a breach of contract and attorney fees) to the other party (including but not limited to the loss of profits of the company). The total amount of compensation paid by the observant party shall be the same as the loss arising from the breach of contract. The above compensation shall include benefits that the observant party shall obtain due to performance, but shall not exceed reasonable expectation of both parties.

5.4      Party B shall bear full responsibility if it causes claims due to failure to comply with Party A's instructions, or improperly uses Party A's intellectual property rights or technical operations. If Party B discovers anyone using Party A's intellectual property rights without legal authorization, Party B shall immediately notify Party A and cooperate with any measures taken by Party A.

5.5      If both parties violate this Agreement, the compensation amount shall be determined according to the degree of default.

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6.      Effectiveness, performance and validity

6.1      This Agreement is signed and effective at the same time as indicated in the text.

6.2      Unless Party A terminates this Agreement in advance, this Agreement shall be valid for ten years from the date of signing. Before the expiration of this Agreement, both parties shall extend the term of this Agreement according to requirements of Party A. The validity period of extension shall be determined by Party A, and a separate exclusive consulting and service agreement shall be signed or continue to perform this Agreement according to the requirements of Party A.

7.      Termination

7.1      During the term of this Agreement, if Party B terminates this Agreement in advance without any reason, it shall compensate for all losses caused to Party A and pay service fees for the completed services.

7.2      Both parties may terminate this Agreement by consensus.

7.3      After the termination of this Agreement, rights and obligations of both parties under Articles 4 and 5 will continue to be valid.

8.      Dispute resolution

8.1      In the event of a dispute between both parties to the interpretation and performance of the terms of this Agreement, both parties shall resolve in good faith. If negotiation fails, either party may submit to the China International Economic and Trade Arbitration Commission for arbitration in accordance with arbitration rules in effect. The place of arbitration is Beijing, and the language used for arbitration is Chinese. The arbitral award shall be final and binding on both parties to this Agreement. The provisions of this article are not affected by the termination or dissolution of this Agreement.

8.2      Except disputes between both parties to this Agreement, both parties shall continue to perform their respective obligations in accordance with the provisions of this Agreement in good faith.

9.      Force majeure

9.1      “Force majeure” means any event beyond the scope of reasonable control and is inevitable under reasonable care of the affected party, including but not limited to government actions, natural forces, fires, explosions, storms, floods, earthquakes, tides, lightning or war. However, insufficient credit, funds or financing may not be considered as events beyond the reasonable control of one party. The affected party seeking to waive performance of its obligations under this Agreement shall notify exemption liability to the other party as soon as possible and shall inform procedures to complete performance.

9.2      When performance of this Agreement is delayed or hindered by “force majeure”, the affected party shall not be liable for any liability under this Agreement within the scope of delay or hindrance. The affected party shall take appropriate measures to reduce or eliminate effects of “force majeure” and shall endeavor to restore performance of obligations that are delayed or hindered by “force majeure”. Once force majeure event is eliminated, both parties agree to exert best efforts to restore performance under the Agreement.

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10.      Notice

Notices issued by both parties to perform rights and obligations under this Agreement shall be made in writing and sent to the relevant party or the addresses below by means of personal delivery, registered mail, postage prepaid mail, approved courier service, or fax.

Party A: Beijing Hongtao Management Consulting Co., Ltd.

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Phone: 010-57551198

Recipient: Tian Xiangyang

Party B: Beijing Luji Technology Co., Ltd.

Address: Room 1206, 11th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing

Phone: 13031121536

Recipient: Tian Xiangyang

11.      Assignment of the Agreement

Party B shall not assign its rights and obligations under this Agreement to any third party unless obtaining Party A's prior written consent. Party A may assign its rights and obligations under this Agreement to its affiliated enterprises without the consent of Party B, but shall notify Party B.

12.      Segmentation of the Agreement

Both parties hereby confirm that this Agreement is fair and reasonable on the basis of equality and mutual benefit. If any term of this Agreement is not valid or enforceable, the term is invalid or unenforceable only within the jurisdiction of relevant law, and shall not affect the legal effect of other provisions of this Agreement.

13.      Amendment and supplement of the Agreement

Both parties shall modify and supplement this Agreement in writing. Modifications and supplements to this Agreement signed by both parties are an integral part of this Agreement and have the same legal effect as this Agreement.

14.      Jurisdictional law

The signing, validity, performance and interpretation of this Agreement, as well as resolution of disputes, are governed and interpreted by Chinese laws.

In view of this, authorized representatives of both parties signed this Agreement on the date indicated at the beginning.

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[There is no text on this page, the following are signature pages of Exclusive Consulting and Service Agreement]

Party A: Beijing Hongtao Management Consulting Co., Ltd.
(Seal)
Authorized representative:	/s/ Tian Xiangyang
Tian Xiangyang

Party B: Beijing Luji Technology Co., Ltd.
(Seal)
Authorized representative:	/s/ Tian Xiangyang
Tian Xiangyang

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Annex 1:

Consulting and Service List

1. To provide development and research services for business-related software.

2. To provide pre-job and on-the-job training services for staff.

3. To provide technology development and technology transfer services.

4. To provide public relations services.

5. To provide market research, study, and consulting services.

6. To provide short and medium-term market development and market planning services.

7. To provide various technical services.

8. To provide consulting services related to business compliance.

9. To provide organization and planning services related to marketing and membership activities.

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Annex 2:

Calculation and Payment Method of Service Fee

1. The service fee under this Agreement shall be calculated according to 100% net income of Party B every quarter, and shall be paid by Party B to Party A. Party B shall issue the management report and operating data of the previous quarter to Party A within 30 days from the beginning of each quarter, indicating the net income of Party B in the quarter.

2. Party A shall summarize the service fee on a quarterly basis and send Party B a service fee bill for the previous quarter within 30 days from the beginning of any quarter. Party B shall pay the service fee to the bank account designated by Party A within ten working days after receiving such notice. Party B shall fax or mail a copy of the remittance voucher to Party A within ten working days after remittance.

3. If Party A considers the agreed determination mechanism of service price in this Article is not applicable and needs to be adjusted, Party B shall actively cooperate and consult with Party A within 10 working days after the written request of Party A for adjustment of fees to determine new charging standard or mechanism. If Party B does not reply within ten working days after receiving the above adjustment notice, it shall be considered as default adjustment of service fees. At the request of Party B, Party A shall also negotiate with Party B to adjust the service fee.

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